                                                                        EX10(BB)

                      SECOND AMENDMENT TO LOAN AGREEMENT

     This is the Second Amendment ("Amendment") to the Loan Agreement ("Agreement") between LTX CORPORATION, a Massachusetts corporation ("Borrower") and ANDO ELECTRIC CO., LTD., a Japanese corporation ("Lender") made as of July 20, 1994, as supplemented by a Subordination Agreement dated as of June 30, 1997, between Borrower, Lender, BankBoston, N.A and Silicon Valley Bank ("Subordination Agreement"), and as amended by the First Amendment made as of March 30, 1998. This Amendment is made as of December 14, 1998.

                             Preliminary Statement

     The Agreement relates to Lender's loan ("Loan") to Borrower currently evidenced by a promissory note dated March 30, 1998 in the principal amount of US$14,000,000 bearing interest at the rate of 5 1/2% per annum and maturing on July 20, 2001 ("Current Note"), on which the remaining principal balance due is US$12,000,000. Borrower and Lender have agreed that Borrower may defer the principal payments due under the Current Note on January 20 and July 20 in each of the years 1999 and 2000, and that the maturity of the Current Note shall be correspondingly extended to July 20, 2003. Borrower and Lender wish to reflect these changes in a new promissory note.

     NOW THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties agree as follows:

     1. From and after the date of this Amendment, the Loan shall be evidenced by a single senior subordinated promissory note ("Note") in the form attached hereto as Exhibit A.

     2. Simultaneously with execution of this Amendment, (a) Borrower is delivering the executed Note to Lender, (b) Lender is accepting the Note in full satisfaction and discharge of all remaining obligation of Borrower under the Current Note, and (c) Lender is returning the Current Note to Borrower marked "Cancelled."

     3. As provided in the Note, Borrower will pay interest only on the Note on January 20 and July 20, 1999 and 2000.

     4. All provisions of the Agreement that refer to the "Note" shall henceforth be deemed to refer to the Note as that term is used in this Amendment, rather than the Current Note.

     6. The Agreement as modified by this Amendment is in all respects ratified, confirmed and approved.
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   IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized as of December 14, 1998.

Borrower:                                      Lender:

LTX Corporation                                Ando Electric Co., Ltd.


By: _____________________________              By: _____________________________
Name:  Roger W. Blethen                        Name:  Masao Motohashi
Title:  President and Chief Executive          Title: President
Officer
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                                   EXHIBIT A

                                 FORM OF NOTE

THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SUCH NOTE MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REGUIREMENTS OF THE SECURITIES ACT OF 1933, AS AT THE TIME AMENDED, OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR SIMILAR RULE AS THEN IN EFFECT UNDER SUCH ACT, OR UNLESS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE WITH RESPECT THERETO.

                                LTX CORPORATION

                  Senior Secured Subordinated Promissory Note
                  -------------------------------------------

    US$12,000,000                                              December 14, 1998

     FOR VALUE RECEIVED, the undersigned LTX Corporation, a Massachusetts corporation (hereinafter, together with its successor and assigns, called the "Maker"), hereby by this promissory note ("Note") promises to pay Ando Electric Co., Ltd., a Japanese corporation (hereinafter, with its successors and legal assigns, called the "Holder"), the principal sum of Twelve Million United States Dollars (US$12,000,000), together with interest on the outstanding principal amount at the rate of five and one half percent (5 1/2%) per year on the unpaid principal amount from the date hereof until the unpaid principal sum shall have been paid in full.

     This Note was delivered in satisfaction and discharge of the Maker's amended and restated Senior Subordinated Promissory Note dated March 30, 1998 in the initial principal amount of US$14,000,000 bearing interest at 5 1/2% per annum.

     The Maker shall pay the principal amount due under this Note in six equal semi-annul installments of US$2,000,000, commencing on January 20, 2001 and continuing on each January 20 and July 20 and of each year until this Note has been paid in fully on July 20, 2003.

     The Maker shall pay interest on the principal amount outstanding under this Note on January 20 and July 20 of each year (commencing January 20, 1999) until this Note has been paid in full.

     This Note is executed and delivered by the Maker pursuant to the terms and provisions of that certain Loan Agreement dated July 20, 1994 between Maker and

Holder, as amended by a First Amendment dated March 30, 1998 and a Second Amendment dated December 14, 1998. This Note is subject to the terms and conditions of the Loan Agreement and the Subordination Agreement dated as of January __, 1999, between the Maker (as "Borrower'), Ando Electric Co., Ltd. and Silicon Valley Bank ("Subordination Agreement") and the maturity hereof may be accelerated, the interest rate increased, or amounts set-off against the Maker's liability herein, all as provided in the Loan Agreement but subject to the Subordination Agreement. The Holder hereof is entitled to the benefits of the Loan Documents (as defined in the Loan Agreement), subject to the Subordination Agreement.

     The Holder hereof is also subject to the terms of the Loan Agreement and the Subordination Agreement which provide for the subordination of the payment of this Note to certain Permitted Senior Debt (as defined in the Loan Agreement). The provisions of the Loan Agreement and the Subordination Agreement relating to subordination to Permitted Senior Debt shall constitute a continuing offer to all persons who, in reliance upon such provision, become the holders of or continue to hold the Permitted Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein, and they or any of them may proceed to enforce such provisions against Borrower or against the holder of the Note without the necessity of joining Borrower as a party.

     This Note is a registered obligation as to all amount payable hereunder and is intended to comply with the requirements of Treasury Regulation section 5f.103-1(c). Assignment or other transfer of this Note shall be accomplished by instrument with instructions to Maker (which Maker hereby agrees to obey) to re-execute an unsigned copy of this instrument and deliver the same to the designated assignee for countersignature and return. Upon such countersignature and return, such assignee shall succeed to all rights of Holder hereunder, including the benefits of the Loan Documents (as defined in the Loan Agreement), subject to the Subordination Agreement.

     Payment of the principal amount of, and interest on, this Note is secured by a security interest in certain assets of the Maker, pursuant to a Security Agreement between the Maker and Ando Electric Co., Ltd. Dated January __, 1999. The security interest created by that agreement is subject to the provisions of the Subordination Agreement.

     In case of a default in the payment of any principal of or interest on this Note, the Maker shall pay to any holder hereof such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the holder hereof in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the holder hereof. No right conferred hereby upon the holder hereof shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. This Note may not be assigned without the prior written consent of the Maker.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws. The parties hereto, including the Maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed under seal as of the day and year above first written.

                                  LTX CORPORATION


                                  By:
                                      -----------------------------
                                  Name:
                                  Title:
                                  Date: